JNL Investors Series Trust 485BPOS

  Ex. 99.28(g)(2)(iv)

Amendment to Amended and Restated Master Custodian Agreement

This amendment, effective December 15, 2023 (the “Amendment”), to the Amended and Restated Master Custodian Agreement dated as of December 1, 2022 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), is by and among each management investment company and each Cayman Islands entity identified on Appendix A thereto (each, a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company (the “Custodian”, and together with the Funds, the “Parties”).

Whereas, each Fund segregates and separately manages certain of each respective Fund’s assets or portfolio of assets (each in an account).

Whereas, the Board of Trustees of JNL Series Trust has approved the dissolution of the JNL Multi-Manager Alternative Fund (Boston Partners) Ltd. as a Cayman Islands subsidiary, and the Parties have agreed to amend the Agreement, including its Appendix A, to remove the JNL Multi-Manager Alternative Fund (Boston Partners) Ltd., effective December 15, 2023.

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)	The first paragraph of the Agreement is hereby deleted, in its entirety, and replaced with the following:

“This Amended and Restated Master Custodian Agreement (the “Agreement”) made as of December 1, 2022, and as amended December 15, 2023, is by and among each management investment company identified on Appendix A hereto (each such management investment company made subject to this Agreement in accordance with Section 20.5 below, shall hereinafter be referred to individually as a “Fund” and collectively as “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).”

2)	Section 20.5 of the Agreement is hereby deleted, in its entirety, and replaced with the following:

“Section 20.5 Additional Funds. In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 20.7 below.”

3)	The first paragraph of Section 20.7 of the Agreement is hereby deleted, in its entirety, and replaced with the following:

“Section 20.7 The Parties. All references herein to the “Fund” are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement in accordance with Section 20.5 above, individually, as if this Agreement were between such individual Fund and the Custodian. In the case of a series corporation, trust or other entity, all references herein to the “Portfolio” are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate. A copy of the Agreement and Declaration of Trust of each Fund that is a Massachusetts business trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Custodian agrees that the financial obligations of a Portfolio under this Agreement shall be binding only upon the assets of that Portfolio, and the Custodian shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of a Fund or a Portfolio in their individual capacity, and in no case shall the Custodian have recourse to the assets of any series of a Fund other than the Portfolio to which such obligation relates under this Agreement.”

4)	Appendix A to the Agreement is hereby deleted, in its entirety, and replaced with the Appendix A attached hereto to reflect the removal of the Cayman Islands entity: JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.

Information Classification: Limited Access

5)	Reference to an updated “officer’s certification and list of authorized persons… for the Cayman Islands entity” in the last sentence of the “Funds Transfer Addendum” to the Agreement is no longer applicable and shall no longer be provided henceforth.

6)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

7)	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[signature page immediately follows]

Information Classification: Limited Access

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, effective December 15, 2023.

JNL Series Trust, and JNL Investors Series Trust, each on behalf of its Portfolios listed on Appendix A of the Agreement Jackson Credit Opportunities Fund

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Assistant Secretary

PPM Funds, on behalf of its Portfolios listed on Appendix A of the Agreement

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Secretary

State Street Bank and Trust Company

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Information Classification: Limited Access

Appendix A

(Updated as of December 15, 2023)

Management Investment Company: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager U.S. Select Equity Fund
JNL/Baillie Gifford International Growth Fund
JNL/Baillie Gifford U.S. Equity Growth Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/DFA International Core Equity Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Lazard International Strategic Equity Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Gold Plus Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund

Information Classification: Limited Access

A-1

JNL/Westchester Capital Event Driven Fund
JNL/Western Asset Global Multi-Sector Bond Fund
JNL/William Blair International Leaders Fund

Management Investment Company: JNL Investors Series Trust
[Reserved]

Management Investment Company: Jackson Credit Opportunities Fund

Management Investment Company: PPM Funds, for the following Portfolios
PPM Core Plus Fixed Income Fund
PPM High Yield Core Fund

Information Classification: Limited Access

A-2